UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 12, 2006

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0001369817	98-0503315
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

One Beacon Street, Boston, Massachusetts 02108

(Address of Principal Executive Offices) (Zip Code)

(617) 725-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d)                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Election of Director

On December 12, 2006, the Board of Directors of OneBeacon Insurance Group, Ltd. (the “Company”) elected Lois Grady to serve as a director of the Company.  She will serve as a Class I director to be re-elected at the 2007 Annual Meeting of Shareholders.  Since Ms. Grady’s retirement from Hartford Life, a subsidiary of Hartford Financial Services Group, Inc., she has served as an independent consultant.  Ms. Grady served as Executive Vice President and Director of Information Systems and Services at Hartford Life from 2002-2004 and as Senior Vice President and Director of Investment Product Services at Hartford Life from 1998-2002.  A copy of the press release announcing Ms. Grady’s election is filed as Exhibit 99.1 to this Form 8-K.

Ms. Grady will receive the same compensation as all of the Company’s directors who are not employed by the Company or by White Mountains Insurance Group, Ltd.  Her compensation will include an annual cash retainer of $75,000 plus meeting fees and reimbursement of expenses incurred in connection with attendance at board meetings.  For a complete description of the compensation of the Company’s non-employee directors, please refer to the Company’s final prospectus dated November 8, 2006 as filed with the Securities and Exchange Commission.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit 99.1                                    Press Release dated December 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: December 12, 2006
	By:	/s/ Thomas L. Forsyth
Thomas L. Forsyth
Secretary